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                                                                    EXHIBIT 4.13


                                                              Warrant No. 98-001
                                                  Expiration Date: July 31, 2003

                 NON-TRANSFERABLE COMMON STOCK PURCHASE WARRANT

     1. This is to certify that, for value received, the registered holder named on the signature page (the "Holder"), is entitled for a period commencing two and one-half years after the date hereof and ending on the Expiration Date, subject to the terms and conditions herein set forth, to purchase from American Dental Technologies, Inc. (the "Company") the number of shares of the Company's common stock ("Common Stock") set forth below the Holder's name on the signature page hereof at a purchase price of $5.50 per share of Common Stock (the "Purchase Price Per Share").

     2(a). Other than as specified below, this Warrant is non-transferable and may be exercised in whole or in part only by the Holder by written certified or registered mail notice to the Company accompanied by the surrendered Warrant and payment of the purchase price in certified or bank funds for the number of shares so purchased. If this Warrant is exercised in part only, then the Company shall execute and deliver a new Warrant evidencing the rights of the Holder to purchase the remaining number of shares purchasable hereunder.

     (b). This Warrant may be exercised only by the Holder and may not be transferred other than by will, laws of descent and distribution, a qualified domestic relations order, or upon the prior written consent of Company. Any attempted assignment, transfer, pledge or other disposition of this Warrant other than as provided herein, shall be void and of no effect.

     3. Within five business days of receipt of notice of exercise of this Warrant as above provided, the Company shall cause to be issued in the name of and delivered to the Holder a certificate or certificates for the shares of Common Stock so purchased; provided, however, notwithstanding anything to the contrary in this Warrant, the Holder shall be deemed to be the owner of all shares of Common Stock for which, and on the last date that, the Holder gives notice of exercise, surrenders this Warrant, and pays the purchase price for such shares pursuant to the notice of exercise. The Company covenants and agrees that all shares of Common Stock which may be delivered upon exercise of this Warrant will, upon delivery, be fully paid and non-assessable. The Company agrees at all times to reserve and hold available a sufficient number of authorized shares of Common Stock to cover the number of shares issuable upon the full exercise of this Warrant.

     4(a). If the Company at any time shall, by subdivision, combination or reclassification of securities, by merger, by share exchange or otherwise, change or permit to be changed any of the securities to which purchase rights under this Warrant exist into the same or a different number of securities of any class or classes, then this Warrant shall thereafter permit the Holder to acquire such number and kind of securities and/or other consideration as would have been issuable as the result of such change as if this Warrant had been exercised immediately prior to such subdivision, combination, reclassification, merger, share exchange or other change. In case the shares of Common Stock at any time outstanding shall be subdivided into a greater number of shares, or


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combined into a lesser number of shares, then each share of Common Stock purchasable under this Warrant shall be replaced for the purposes hereof by the number of the subdivided or consolidated shares, as the case may be, issued in substitution for each one share of Common Stock then issued and outstanding; and in case at any time the Company shall issue any additional shares of Common Stock as a stock dividend, then the shares purchasable under this Warrant shall be increased in the same ratio as the then outstanding Common Stock was increased by such stock dividend, and the Purchase Price Per Share correspondingly decreased. No fractional shares will be issued and in lieu thereof the Holder will receive an amount of cash equal to the closing sale price of the Common Stock as reported by Nasdaq on the last trading day before the exercise date multiplied by the fractional share to which the Holder would otherwise be entitled.

     (b). The Company will at all times in good faith assist in carrying out the terms of this Warrant to protect the rights of the Holder against dilution as provided herein.

     5. Neither this Warrant nor the shares issuable upon exercise of this Warrant have been registered under the Securities Act of 1933, as amended (the "Act"), or any applicable state "Blue Sky" laws. By acceptance of this Warrant, the Holder represents and warrants to the Company that the Holder will not offer, distribute, sell, transfer or otherwise dispose of the shares received upon exercise of this Warrant except pursuant to (i) an effective registration statement under the Act and any applicable Blue Sky laws with respect thereto;
(ii) an opinion, reasonably satisfactory to the Company, addressed to the Company, from counsel reasonably satisfactory to the Company, that such offering, distribution, sale, transfer or disposition is exempt from registration under the Act and any applicable Blue Sky laws; or (iii) a letter from the staff of the Securities and Exchange Commission ("SEC") or any state securities commissioner, as the case may be, to the effect that it will recommend that no action be taken with respect to such transaction. The Holder agrees, by acceptance of this Warrant, to execute any and all documents reasonably deemed necessary by the Company and required by the regulatory authority of any state in connection with any public offering of the shares underlying this Warrant.

     6(a). The Company agrees to use its best efforts to file a registration statement providing for the sale by the Holder of shares of Common Stock acquired upon exercise of this Warrant, and to use its reasonable best efforts to cause each such registration statement to be declared effective by the SEC and to continue to be effective until the second anniversary of the effective date thereof or until such shares may be fully sold pursuant to Rule 144(k) under the Act, whichever occurs earlier. The Holder agrees to pay the registration costs, up to a maximum of $50,000, to register the Holder's shares of the Common Stock (with any additional costs of registration payable by the Company). In addition, the Holder shall have the unlimited right to register the Holder's shares of Common Stock as a piggyback registration following the initial two and one-half year holding period at no additional cost to the Holder in connection with any such piggyback registration. The Company's obligation to register shares on behalf of the Holder shall be conditional upon the Company's receipt from the Holder in writing, at least three business days prior to the date of such registration statement filing, of (i) all information reasonably requested by the Company and necessary under applicable law in connection with the preparation of such registration statement, and


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(ii) an undertaking by the Holder to (a) indemnify the Company and its directors, officers and affiliates for all claims, damages, liabilities and expenses incurred by them arising out of or based upon any untrue statement or omission, or alleged untrue statement or omission, made in such registration statement or prospectus in reliance upon information furnished to the Company in writing by the Holder specifically for use therein and (b) temporarily cease making sales of shares registered under such registration statement upon receipt of written notice from the Company, if the Company determines, in good faith, that the use of the prospectus included in such registration statement would require the disclosure of material, non-public information which would irreparably and materially harm the Company or the disclosure of which would be reasonably likely (in the good faith determination of the Company's Board of Directors) to prevent the Company from consummating a material transaction, until the receipt of a further notice from the Company that sales may resume under the registration statement (and the Company covenants to give prompt written notice to the Holder to allow additional sales as soon as possible). The Company shall not be required to file a demand registration statement if, on the applicable filing date thereof, (i) the number of shares to be registered by such registration statement is less than 250,000 shares (which number of shares shall be adjusted in the case of a share combination or reverse stock split), and (ii) the Company has determined, in good faith, as of such date that the filing of such registration statement would require the disclosure of material non-public information which would irreparably and materially harm the Company or the disclosure of which would be reasonably likely (in the good faith determination of the Company's Board of Directors) to prevent the Company from consummating a material transaction; provided, that in the case of (ii), the Company shall be required to file such registration statement as soon as practicable after it has determined that such disclosure would no longer be required or the Company would no longer be prevented from consummating such material transaction.

     (b). The Company will indemnify the Holder for all claims, damages, liabilities and expenses incurred by the Holder arising out of or based upon any untrue statement or omission, or alleged untrue statement or omission, made in any registration statement or prospectus used in connection with a registered sale by the Holder hereunder to the extent the statement or omission does not result from information furnished in writing by the Holder.

     7. The Holder of this Warrant shall not be entitled to vote or receive dividends nor be deemed the owner of Common Stock of the Company for any purpose, nor shall anything contained herein be construed to confer upon the Holder of this Warrant, as such, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether upon any recapitalization, issue of stock, reclassification of the stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, until this Warrant shall have been validly exercised as provided above.

     8. If this Warrant shall be mutilated, lost, stolen or destroyed, then the Company shall promptly issue a new Warrant of like date, tenor, and denomination and deliver the same in exchange and substitution for and upon surrender and cancellation of any mutilated Warrant, or in lieu of any lost, stolen or destroyed Warrant, upon receipt of an indemnity agreement or bond


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reasonably satisfactory to the Company; provided, however, the Company agrees to use its best efforts to cause the Company's transfer agent to accept the Holder's indemnity agreement without requiring a bond.

     This Warrant issued this 5th day of August, 1998


                                   AMERICAN DENTAL TECHNOLOGIES, INC.



                                   By:
                                        Ben J. Gallant, President





Registered Holder:
ULTRAK, INC.


Registered Holder's Address:
1301 Waters Ridge Drive
Lewisville, Texas  75057
Fax No.:  972-353-6513
Attn:  George K. Broady


Number of Shares:  540,000









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